Exhibit 21.1

AGILON HEALTH, INC.

SUBSIDIARIES OF THE REGISTRANT

Legal Name	State or Jurisdiction of Incorporation or Organization
Agilon Equity PPCP Holdings, LLC	Delaware
agilon health Catalyst Health Network ACO, Inc.	Ohio
agilon health Coastal DCE, Inc.	South Carolina
agilon health Coastal DCE Inc.	Hawaii
agilon health Columbus Ohio DCE, Inc.	Ohio
Agilon Health Holdings, Inc.	Delaware
Agilon health Kentucky ACO, Inc.	Kentucky
agilon health of California, Inc.	Delaware
agilon health management, inc.	Delaware
Agilon Health India Private Limited	India
Agilon Heath Intermediate Holdings, Inc.	Delaware
agilon health Mid-Atlantic ACO, Inc.	North Carolina
Agilon MSO Hawaii, Inc.	Hawaii
Agilon New York Holdco, Inc.	New York
agilon health Northeastern ACO, Inc.	New York
agilon health Northeast Ohio ACO, Inc.	Ohio
agilon health Ohio ACO, Inc.	Ohio
agilon health Pennsylvania ACO, Inc.	Pennsylvania
Agilon Health Senior Care ACO LLC	Delaware
agilon health Southeastern ACO, Inc.	Tennessee
agilon health Texas ACO, Inc.	Texas
Arkansas Agilon Holdco, Inc.	Arkansas
Arkansas RBE, Inc.	Arkansas
Buffalo IPA, Inc.	New York
Buffalo RBE, Inc.	New York
Cal Care IPA, Inc.	California
Connecticut Holdco, Inc.	Connecticut
Connecticut RBE, Inc.	Connecticut
Core Care Holdings, Inc.	Ohio
Core Care Select – Akron, Inc.	Ohio
Core Care Select – Columbus, Inc.	Ohio
Core Care Select – Dayton, Inc.	Ohio
Core Care Select – Southeast Ohio, Inc.	Ohio
Core Care Select – Toledo, Inc.	Ohio
Core Care Select, Inc.	Ohio
Cyber Pro Systems, Inc,	California
Georgia Holdco, Inc.	Georgia
Georgia RBE, Inc.	Georgia
Hawaii Kupuna Care Advantage, Inc.	Hawaii
Kentucky Holdco, Inc.	Kentucky
Kentucky RBE, Inc.	Kentucky
Laukahi Physician Network, LLC	Delaware
Lineage Investments, Inc.	California
Los Angeles Medical Center IPA	California
Maine Holdco, Inc.	Maine
Maine RBE, Inc.	Maine
MDX Hawaii, Inc.	Hawaii
Michigan Holdco, Inc.	Michigan

Michigan RBE, Inc.	Michigan
Michigan RBE – UP, Inc.	Michigan
Minnesota Holdco, Inc.	Minnesota
Minnesota – Twin Cities RBE, Inc.	Minnesota
New Hampshire Holdco, Inc.	New Hampshire
New Hampshire RBE, Inc.	New Hampshire
North Carolina Holdco, Inc.	North Carolina
North Carolina RBE, Inc.	North Carolina
North Carolina RBE – Piedmont, Inc.	North Carolina
North Carolina RBE – Pinehurst, Inc.	North Carolina
Ohio RBE, LLC	Delaware
Oklahoma Agilon Holdco, Inc.	Oklahoma
Oklahoma RBE, Inc.	Oklahoma
Pennsylvania Holdco, Inc.	Pennsylvania
Pennsylvania RBE – Central, Inc.	Pennsylvania
Pittsburgh RBE, Inc.	Pennsylvania
Population Health, LLC	Ohio
Primary Provider Management Co., Inc.	California
South Carolina Holdco, Inc.	South Carolina
South Carolina RBE, Inc.	South Carolina
South Carolina RBE-Liberty, Inc.	South Carolina
Syracuse IPA, Inc.	New York
Tennessee Holdco, Inc.	Tennessee
Tennessee RBE, Inc.	Tennessee
Texas East RBE, Inc.	Texas
Texas Holdco, Inc.	Texas
Texas RBE, Inc.	Texas
Texas RBE – Dallas, Inc.	Texas
Vantage Care	California
Vantage Care Holdings, LLC	California
Vantage Medical Group, Inc.	California
Vector Cal Care Parent, Inc.	California
Vector LAMC Parent, Inc.	California
Vector Vantage Parent, Inc.	California
Wisconsin Holdco, Inc.	Wisconsin
Wisconsin RBE, Inc.	Wisconsin